Exhibit 99.1

Summit Midstream Partners, LLC
2100 McKinney Avenue; Suite 1250
Dallas, Texas 75201

Summit Midstream Partners, LP Prices Initial Public Offering

Dallas, Texas (September 27, 2012) —  Summit Midstream Partners, LP (the “Partnership”), a Delaware limited partnership, announced today the pricing of its initial public offering of 12,500,000 common units at $20.00 per unit.  The common units are expected to begin trading on the New York Stock Exchange on September 28, 2012 under the ticker symbol “SMLP.”  The underwriters have the option to purchase up to an additional 1,875,000 common units from the Partnership, at the same price, to cover over-allotments, if any.  The offering is expected to close on or about October 3, 2012, subject to customary closing conditions.

Upon conclusion of the offering, the public will own a 25.1% limited partner interest in the Partnership, or a 28.9% limited partner interest if the underwriters exercise, in full, their option to purchase additional common units.  Summit Midstream Partners, LLC will hold a 2% general partner interest and a 72.9% limited partner interest in the Partnership, or a 69.1% limited partner interest if the underwriters exercise, in full, their option to purchase additional common units.  Barclays, BofA Merrill Lynch, Morgan Stanley and Goldman, Sachs & Co. are acting as joint book-running managers for the offering.  BMO Capital Markets, Deutsche Bank Securities, RBC Capital Markets, Robert W. Baird & Co., and Janney Montgomery Scott are acting as co-managers for the offering.

This offering of common units is being made only by means of a prospectus.  A written prospectus, which meets the requirements of Section 10 of the Securities Act of 1933, may be obtained from the offices of:

Barclays	BofA Merrill Lynch
c/o Broadridge Financial Solutions	Attn: Prospectus Department
1155 Long Island Avenue	222 Broadway, 7th Floor
Edgewood, NY 11717	New York, NY 10038
1-800-603-5847	dg.prospectus requests@baml.com
barclaysprospectus@broadridge.com

Morgan Stanley	Goldman, Sachs & Co.
Attention: Prospectus Department	Attention: Prospectus Department
180 Varick Street, 2nd Floor	200 West Street
New York, NY 10014	New York, NY 10282
1-866-718-1649	1-866-471-2526
prospectus@morganstanley.com	prospectus-ny@ny.email.gs.com

A registration statement relating to these securities has been filed with, and declared effective by, the U.S. Securities and Exchange Commission (the “SEC”).  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  The registration statement is available on the SEC’s website at www.sec.gov under the registrant’s name, “Summit Midstream Partners, LP”.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described above, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Summit Midstream Partners, LP

Summit Midstream Partners, LP is a growth-oriented limited partnership focused on owning and operating midstream energy infrastructure that is strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in North America.  The Partnership currently provides fee-based natural gas gathering and compression services in two unconventional resource basins: (i) the Piceance Basin, which includes the Mesaverde, Mancos and Niobrara Shale formations in western Colorado; and (ii) the Fort Worth Basin, which includes the Barnett Shale formation in north-central Texas.  The Partnership owns and operates approximately 385 miles of pipeline and 147,600 horsepower of compression.  The Partnership is headquartered in Dallas, TX with offices in Houston, TX, Denver, CO and Atlanta, GA.

INVESTOR CONTACT:

Summit Midstream Partners, LP
Marc Stratton
Vice President & Treasurer
214-242-1966
ir@summitmidstream.com